UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 8, 2015

Date of Report (Date of earliest event reported)

ESTERLINE TECHNOLOGIES

CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06357	13-2595091
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500-108th Avenue NE, Bellevue, Washington		98004
(Address of principal executive offices)		(Zip Code)

(425) 453-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On April 8, 2015, TA Mfg Limited, a private limited company incorporated under the laws of England and Wales (“Issuer”), consummated its private placement of €330.0 million aggregate principal amount of 3.625% Senior Notes due 2023 (the “Notes”). The issuer is an indirect, wholly owned subsidiary of Esterline Technologies Corporation, a Delaware corporation (the “Company”).

Indenture

On April 8, 2015, the Issuer, the Company and certain subsidiaries of the Company entered into an indenture (the “Indenture”) with Wells Fargo Bank, N.A. (“Wells Fargo”), as trustee, relating to the issuance by the Issuer of the Notes. The Notes are unconditionally guaranteed on a senior basis by the Company and certain subsidiaries of the Company that are guarantors under the Company’s existing credit facility (collectively with the Company, the “Guarantors”).

The Notes and guarantees are the general unsecured senior obligations of the Issuer and the Guarantors, ranking equally in right of payment to all of the Issuer’s and the Guarantors’ existing and future unsecured senior debt and senior in right of payment to any future subordinated debt. The Notes are effectively subordinated to any of the Issuer’s and the Guarantors’ existing and future secured debt to the extent of the value of the assets securing that secured debt and are structurally subordinated to all indebtedness and obligations (including trade payables) of the Company’s subsidiaries that are not guaranteeing the Notes. Interest on the Notes will be payable on April 15 and October 15 of each year, beginning on October 15, 2015.

The Notes will be redeemable on or after April 15, 2018 at the redemption prices set forth in the Indenture. The Issuer may redeem up to 35% of the Notes before April 15, 2018 with the net cash proceeds from certain equity offerings. The Issuer may also redeem some or all of the Notes before April 15, 2018 at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the redemption date, plus a “make-whole” premium.

The Indenture contains customary covenants that limit the ability of the Issuer, the Company, and its restricted subsidiaries (as defined in the Indenture), among other things, to create liens on assets to secure debt or enter into sales and leaseback transactions with respect to certain principal properties of the Company and its restricted subsidiaries. The Indenture also restricts the ability of the Company to enter into any consolidation, merger or sale of substantially all of its assets.

The Indenture contains customary events of default, including:

•	default for 30 days in the payment when due of interest (including any additional interest) on the Notes;

•	default in payment when due (whether at maturity, upon acceleration, redemption or otherwise) of the principal of, or premium, if any, on the Notes;

•	failure to comply with the Indenture provision requiring the Issuer to make an offer to repurchase the Notes upon the occurrence of certain events constituting a change of control of the Issuer or the Company;

•	failure by the Company or any of its restricted subsidiaries for 60 days after written notice by the trustee under the Indenture or holders representing 25% or more of the aggregate principal amount of Notes outstanding to comply with any of the other agreements in the Indenture;

•	certain defaults under other instruments evidencing certain indebtedness for borrowed money by the Company or any of its restricted subsidiaries (or guarantees thereof), whether such indebtedness exists as of April 8, 2015 or is created thereafter;

•	certain events of bankruptcy or insolvency with respect to the Company or any significant subsidiary (as defined in the Indenture) of the Company (or any subsidiaries that together would constitute a significant subsidiary).

In the case of an event of default arising from certain events of bankruptcy or insolvency, with respect to the Company or any significant subsidiary (or any subsidiaries that together would constitute a significant subsidiary), all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, the trustee under the Indenture or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable by notice in writing to the Company specifying the respective event of default. The Notes have been offered within the United States only to qualified institutional buyers under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. purchasers pursuant to Regulation S under the Securities Act in an offering exempt from the registration requirements of the Securities Act.

The proceeds of the Notes will be used to repay amounts outstanding under the Company’s U.S. term loan under its current credit facility, to pay fees and expenses related to the offering and to use the balance of the proceeds, if any, to repay amounts outstanding under the Company’s revolving line of credit under its current credit facility and for general corporate purposes.

The foregoing description of the Notes and the Indenture is qualified in its entirety by reference to the Indenture (including the form of Notes attached thereto), a copy of which is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

Some of the initial purchasers of the Notes and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Issuer, the Company and its affiliates, for which they have received, or may in the future receive, customary fees and commissions. Additionally, an affiliate of Wells Fargo is a lender, and certain affiliates of the initial purchasers of the Notes are agents and/or lenders, under the Company’s credit facilities and have and will receive customary fees related thereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Report is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

4.1	Indenture dated April 8, 2015 relating to TA Mfg Limited’s 3.625% Senior Notes due 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTERLINE TECHNOLOGIES CORPORATION

Dated: April 8, 2015	By:	/s/ Robert D. George
	Name:	Robert D. George
	Title:	Chief Financial Officer, Vice President & Corporate Development

EXHIBIT INDEX

Exhibit	Description

4.1	Indenture dated April 8, 2015 relating to TA Mfg Limited’s 3.625% Senior Notes due 2023